Thompson, Siegel & Walmsley, Inc.
                               Investment Counsel
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                                 CODE OF ETHICS

                                       OF

                        THOMPSON, SIEGEL & WALMSLEY, INC.

PREAMBLE

This Code of Ethics is adopted in compliance with the requirements of Rule 17j-1 adopted by the United States Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Rule 204-2 and Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), to effectuate the purposes and objectives of the provisions contained therein. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material nonpublic information by investment advisers; Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below); and Rule 204A-1 requires SEC registered investment advisers to adopt codes of ethics prescribing ethical standards under which they operate and also imposes recording and recordkeeping requirements with respect to personal securities transactions of access persons. This Code of Ethics of Thompson, Siegel & Walmsley, Inc. (the "Firm") is designed to:

     o    Protect the Firm's clients by deterring misconduct;

     o Educate employees regarding the Firm's expectations and the laws governing their conduct;

     o Remind employees that they are in a position of trust and must act with complete propriety at all times;

     o    Protect the reputation of the Firm;

     o    Guard against violation of the securities laws; and

     o Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principles.


STANDARDS OF BUSINESS CONDUCT

The Board of Directors of the Firm has adopted the Code of Ethics which sets forth standards of business conduct and fiduciary obligations that the Firm requires of its supervised persons. Supervised persons must maintain the highest ethical standards in carrying out the Firm's business activities. The Firm's reputation is one of its most important assets and maintaining the trust and confidence of clients is a vital responsibility. This section sets forth the Firm's business conduct standards.

GENERAL PRINCIPLES

Our principles and philosophy regarding ethics stress the Firm's fiduciary duty to its clients and the obligation of Firm personnel to uphold that fundamental duty. In recognition of the trust and confidence placed in the Firm by its clients and to give effect to the belief that the Firm's operations should be directed to benefit its clients, the Firm has adopted the following general principles to guide the actions of its employees:

     1. The interests of clients are paramount. All personnel must conduct themselves and their operations to give maximum effect to this belief by at all times placing the interests of clients before their own.

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     2.   All personal transactions in securities by personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of any client.

     3. All personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the person's independence or judgment.

     4. All information concerning the specific security holdings and financial circumstances of any client is strictly confidential. Supervised persons are expected to maintain such confidentiality, secure such information and disclose it only to other employees with a need to know that information.

     5. All personnel will conduct themselves honestly, with integrity and in a professional manner to preserve and protect the Firm's reputation.

Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of the Firm in connection with the purchase or sale by such person of a security held or to be acquired by any client portfolio, including any Firm managed fund:

     1. To employ a device, scheme or artifice to defraud a portfolio, fund or prospective client;

     2. To make to a portfolio, fund or prospective client any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a portfolio, fund or prospective client;

     4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph 4 shall not apply to any transaction with a customer of a bank, broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

     5. To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative, including with respect to securities (i.e., price manipulation).

This Code of Ethics contains provisions reasonably necessary to prevent employees of the Firm from engaging in acts in violation of the above standards and procedures reasonably necessary to prevent violations of the Code of Ethics.

Federal law requires that this Code of Ethics not only be adopted but that it must also be enforced with reasonable diligence. Failure to comply with the Code of Ethics may result in disciplinary action, including termination of employment. Noncompliance with the Code of Ethics has severe ramifications, including enforcement actions by regulatory authorities, criminal fines, civil injunctions and penalties, disgorgement of profits and sanctions on your ability to be employed in an investment advisory business or in a related capacity. This Code of Ethics is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm or his or her designee to report violations of this Code of Ethics to the Firm's Board of Directors and to the Board of Directors of any U.S. registered investment company client advised or subadvised by the Firm and of the actions taken as a result of such violations.

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POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Chief Compliance Officer or his or her designee. Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose you to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years' imprisonment. The SEC can recover the profits gained or losses avoided through violative trading, impose a penalty of up to three times the illicit windfall and can permanently bar you from the securities industry. You may also be sued by those seeking to recover damages for insider trading violations. Regardless of whether a government inquiry occurs, the Firm views seriously any violation of its insider trading policies, and such violations constitute grounds for disciplinary sanctions, including immediate dismissal.

The term "material nonpublic information" relates not only to issuers but also the Firm's securities recommendations and client securities holdings and transactions. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1) trading by an insider while in possession of material nonpublic information,

     2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     3)   communicating material nonpublic information to others.

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. The Firm's Chief Compliance Officer will make the determination if a person is to be deemed a "temporary insider." In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

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     Information is nonpublic until it has been effectively communicated to the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or some other governmental agency, appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, other publications of general circulation, media broadcasts, over public internet websites and after sufficient time has passed so that the information has been disseminated widely would be considered public.

     Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

     ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

     i.   Report the matter immediately to the Firm's Chief Compliance Officer.

     ii. Do not purchase or sell the securities on behalf of yourself or others, including clients.

     iii. Do not communicate the information inside or outside the Firm, other than to the Firm's Chief Compliance Officer.

     iv. After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, access to computer files containing material nonpublic information should be restricted and conversations containing or related to such information, if appropriate at all, should be conducted in private to avoid potential interception.

     The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm enforces prevention of insider trading and detection of insider trading.

     To prevent insider trading, the Firm will:

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     i.   provide, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and

     ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

          1. implement measures to prevent dissemination of such information, and

          2. if necessary, restrict officers, directors and employees from trading the securities.

     To detect insider trading, the Chief Compliance Officer will:

     i. review the trading activity reports filed by each officer, director and employee, and

     ii.  review the trading activity of accounts managed by the Firm.

A. PROHIBITED TRANSACTIONS

     No access person or advisory representative shall engage in any act, practice or course of conduct that violates the provisions of Rule 17j-1 of the Investment Company Act or Section 206 of the Advisers Act or Rule 204A-1 of the Advisers Act as set forth above.

     NOTE: Some of the portfolios of The Advisors' Inner Circle Fund, PBHG Funds and the Old Mutual Advisors Funds are managed by investment advisers that are subsidiaries of or organizations otherwise affiliated with Old Mutual
     (US) Holdings Inc. (the "Management Companies"). Under the organizational structure of the Management Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the Investment Company Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other portfolio/fund for which a different Management Company serves as investment adviser or subadviser. To restrict the flow of investment information related to any portfolio/fund, the access persons at a Management Company are prohibited from disclosing pending buy or sell orders for a portfolio/fund to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

1. RESTRICTIONS ON ACCESS PERSONS

     Fund Relations:

          Do not defraud, mislead or manipulate any portfolio or fund in connection with the purchase or sale of a security held or to be acquired by that portfolio or fund.

               Access persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate a portfolio or fund in connection with the purchase or sale of a security held or to be acquired by the portfolio or fund. Access persons are also prohibited from making any untrue statement of material fact to a portfolio or fund and from omitting to state a material fact necessary in order to make the statement made to the portfolio or fund, under the circumstances, not misleading.

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     Personal Transactions in a Security:

               Access persons, excluding non-resident directors, must preclear every purchase or sale of beneficial ownership in a security, including Firm managed funds, with the Review Officer. See Preclearance Procedures outlined in C 1.

2. ACCESS PERSONS

     Except as provided in Section B below, no access person shall:

          (a) disclose to other persons the securities activities engaged in or contemplated for the various portfolios or Firm managed funds.

          (b) purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

               (1)  is on the restricted list, or

               (2) is being purchased or sold by any portfolio or Firm managed fund, with the exception of maintenance trades.

          (c)  purchase any Firm advised or subadvised closed-end Fund.

          (d) acquire a beneficial interest in any security, including tax-exempt securities, in an initial public offering ("IPO"), or other limited offering commonly referred to as a private placement, without prior written approval of the Chief Compliance Officer of the Firm and a Director of the Firm. The Chief Compliance Officer must maintain a record of any decision, and the reasons supporting the decision to approve the investment personnel's acquisition of an IPO or private placement, for at least five years after the end of the fiscal year in which the approval was granted.

3. INVESTMENT PERSONNEL

     In addition to the prohibitions listed in Section A 1 and 2 above, no investment personnel shall engage in any of the following:

          (a) accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code of Ethics, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the Firm's business.

          (b) acquire a beneficial interest in any security, including tax-exempt securities, in an initial public offering ("IPO"), or other limited offering commonly referred to as a private placement, without prior written approval of the Chief Compliance Officer of the Firm and a Director of the Firm. The Chief Compliance Officer must maintain a record of any decision, and the reasons supporting the decision to approve the investment personnel's acquisition of an IPO or private placement, for at least five years after the end of the fiscal year in which the approval was granted.

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     Before granting such approval the Chief Compliance Officer should carefully evaluate such investment to determine that the investment could create no material conflict between the investment personnel and any fund or portfolio. The Chief Compliance Officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Chief
     Compliance Officer may consider approving the transaction if he or she can determine that: (i) the investment did not result from directing fund, portfolio or Firm business to the underwriter or issuer of the security;
     (ii) the investment personnel is not misappropriating an opportunity that should have been offered to any fund or portfolio; and (iii) the investment personnel's investment decisions for a fund or portfolio would not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests that fund or portfolio. Any person authorized to purchase securities in an IPO or private placement shall disclose that investment when they play a part in a fund's or portfolio's subsequent consideration of an investment in that issuer. In such circumstances, a fund's or portfolio's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

          (c) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio(s) or fund(s) of the Firm.

     EXCEPTION: The Review Officer may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Preclearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the funds or portfolios. The Review Officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Review Officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being considered for purchase or sale by a fund or portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the Review Officer a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT D), certifying that the proposed transaction is in compliance with this Code of Ethics. The Review Officer shall retain a record of exceptions granted and the reasons supporting the decision.

          (d) serve on the Board of Directors of any publicly traded company without prior authorization of the Chief Compliance Officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any portfolios or funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities. Notification of such directorships shall be made to the Compliance Officer of the funds.

4. PORTFOLIO MANAGERS

     In addition to the prohibitions listed in Sections A 1, 2 and 3. above, no portfolio manager shall:

          (a) buy or sell a security within seven (7) calendar days before or two (2) calendar days after a block trade in that security occurs for any portfolio or fund of the Firm. This excludes maintenance trades in any portfolio (see (b) below) including the "wrap" account portfolios. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate portfolio or fund.

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          (b)  buy or sell a security within seven (7) calendar days before or two (2) calendar days after the portfolio manager trades in that security for any portfolio or fund under his or her management including maintenance trades.

B. EXEMPTED TRANSACTIONS

     Prohibited transactions described in Section A above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a fund or portfolio and which are otherwise transacted in accordance with Rule 17j-1 under the Investment Company Act and Section 206 and Rule 204A-1 of the Advisers Act may be permitted within the discretion of the Review Officer on a case-by-case basis. Such exempted transactions may include:

          1. purchases or sales of securities which are not held by a fund or portfolio and which are not related economically to securities held by the fund or a portfolio.

          2. securities of companies held by a fund or portfolio with a market capitalization in excess of $3 billion, except is

               (a)  on the restricted list, or

               (b) is being purchased or sold by any portfolio or Firm managed fund, with the exception of maintenance trades.

          3. purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code of Ethics as:

               (a) up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period; and

               (b) up to an aggregate 100 shares of an equity security within any three-consecutive month period.

          4.   other exemptions:

               (a) purchase or sale that is non-volitional on the part of the access person, including (i) a purchase or sale upon the exercise of puts or calls written by the access person, (ii) sales from a margin account, pursuant to a bona fide margin call and (iii) a purchase or sale performed by an independent financial professional acting with sole discretion and performed pursuant to an arrangement previously approved by the Review Officer;

               (b) purchase that is part of an automatic dividend reinvestment plan or other similar program, including any sale through a systematic withdrawal plan;

               (c) purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the security, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

               (d)  an acquisition of a security through a gift or bequest;

               (e)  a disposition of security through gift; and

               (f) purchases/sales of obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, except Firm managed funds.

C. COMPLIANCE PROCEDURES

     With respect to the preclearance and reporting requirements contained herein, access persons shall preclear through and report to the Review Officer.

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1.  PRECLEARANCE PROCEDURES

     All access persons, excluding non-resident directors, must receive prior written approval from the Firm's Review Officer before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request preclearance by completing, signing and submitting a Personal Securities Transactions Preclearance Form (EXHIBIT E) to the Review Officer.

     PRECLEARANCE APPROVAL WILL EXPIRE AT THE CLOSE OF BUSINESS ON THE TRADING DATE ON WHICH AUTHORIZATION IS RECEIVED. If the trade is not completed before such preclearance expires, the access person is required to again obtain preclearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was precleared, such person is obligated to disclose such information to the Review Officer prior to executing the precleared transaction.

     Access persons are excluded from preclearing securities purchased, sold, acquired or disposed in the following transactions:

          (a) purchase or sale that is non-volitional on the part of the access person, including (i) a purchase or sale upon the exercise of puts or calls written by the access person, (ii) sales from a margin account, pursuant to a bona fide margin call and (iii) a purchase or sale performed by an independent financial professional acting with sole discretion and performed pursuant to an arrangement previously approved by the Review Officer;

          (b) purchase that is part of an automatic dividend reinvestment plan or other similar program, including any sale through a systematic withdrawal plan;

          (c) purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the security, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

          (d)  an acquisition of a security through a gift or bequest;

          (e)  a disposition of security through gift.

          (f) purchases/sales of obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm, high quality short-term debt instruments and registered open and closed-end investment companies, except Firm managed funds.

     The Chief Compliance Officer of the Firm will require access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

2.  DISCLOSURE OF PERSONAL HOLDINGS UPON EMPLOYMENT

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     All access persons shall disclose to the Review Officer:

          (a) all personal securities holdings custodied at a bank, broker or dealer (including securities acquired before the person became an access person and securities in any account over which the access person has no direct or indirect influence or control, but does retain a beneficial interest) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics (information contained in the report must be current as of a date no more than 45 days prior to the commencement of employment or adoption of this Code of Ethics); and

          (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.

          (c) holdings in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, except Firm managed funds, are not disclosable holdings unless custodied by a bank, broker or dealer.

     In addition to reporting securities holdings, every access person shall certify in their initial report that:

          (1) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

          (2) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a fund or portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a fund or a portfolio.

          (3) they do not serve on the Board of Directors of any publicly traded company.

     This initial report shall be made on the form attached as Initial Report of Access person (EXHIBIT A) and shall be delivered to the Review Officer.

3.  QUARTERLY REPORTING REQUIREMENTS

     All access persons shall disclose to the Review Officer all personal securities transactions conducted during the period as of the calendar quarter ended within thirty (30) days after quarter end. Transactions in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, none of which are advised or subadvised by the Firm or its affiliates are not disclosable transactions but are disclosable holdings if custodied by a bank, broker or dealer. Access persons do not need to report transactions effected in any account over which the access person has no direct or indirect influence or control; however, custodian statements reflecting disclosable holdings in any such accounts must be sent to the Review Officer not less than quarterly.

     Every access person shall disclose, at least quarterly, the following information on all disclosable transactions:

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          (a)  date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

          (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c) the name of the broker, dealer or bank with or through whom the transaction was effected; and

          (d)  the date the report is submitted to the Review Officer.

     In addition, on a quarterly basis, with respect to any new account (including accounts over which the access person has no direct or indirect control) established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:

          (a) not less than quarterly, a custodian statement disclosing the holdings

          (b) the name of the broker, dealer or bank with which the access person established the account;

          (c)  the date the account was established; and

          (d)  the date the report is submitted by the access person.

     This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (EXHIBIT C) and shall be delivered to the Review Officer. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

4.  ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

     All access persons shall disclose to the Review Officer all accounts and all personal securities holdings as of the calendar year ended within thirty (30) days after year end. Holdings in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, except Firm managed funds, are not disclosable holdings unless custodied by a bank, broker or dealer. Access persons need to report holdings in any account over which the access person has no direct or indirect influence or control.

     In addition to reporting securities holdings, every access person shall certify annually that:

          (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

          (b) they have complied with the requirements of the Code of Ethics and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

          (c) they do not serve on the Board of Directors of any publicly traded company.

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          (d)  they have not disclosed pending "buy" or "sell" orders for a portfolio or fund to any employee of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

          (e) they have no knowledge of the existence of any personal conflict of interest relationship which may involve any portfolio or fund, such as any economic relationship between their transactions and securities held or to be acquired by a fund or portfolio.

          (f) they have not received any gift or other thing valued at more than $500 (de minimus amount) in relation to the Firm's business.

     This annual report shall be made on the form attached as Annual Report of Access Person (EXHIBIT B) and shall be delivered to the Review Officer.

5.  CONFIDENTIALITY OF REPORTS

     Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to those employees of the Firm with a need to know the contents thereof, officers and directors of the Firm, chief compliance officers of any registered investment company the Firm advises or sub-advises, counsel and/or regulatory authorities upon appropriate request.

6.  REPORTS TO COMPLIANCE OFFICER OF A FUND

     The Chief Compliance Officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, preclearance reports and approval for short-term transactions, documentation required by the Code of Ethics and Rule 17j-1, IPO and private placement securities, as is requested by the fund's Compliance Officer.

7.  GENERAL REPORTING REQUIREMENTS

     The Chief Compliance Officer of the Firm shall notify each access person that he or she is subject to this Code of Ethics, and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person, or upon request.

8.  EXCESSIVE TRADING/MARKET TIMING

     The Firm understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any fund or portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the fund's Compliance Officer, Chief Compliance Officer of the Firm, or senior management at the Firm), may compromise the best interests of any funds or portfolios if such excessive trading is conducted during work-time or using fund/portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Chief Compliance Officer of the Firm.

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     Each Firm managed fund is intended for long-term investment purposes only and does not permit "market timing" or other types of excessive short-term trading by access persons and other shareholders. Accordingly, all access persons must preclear any purchases or sales of Firm managed funds. Excessive short-term trading into and out of the funds can disrupt portfolio investment strategies and may increase fund expenses for all shareholders, including long-term shareholders who do not generate these costs. Each Firm managed fund reserves the right to reject any purchase request (including purchases by exchange) by any investor or group of investors for any reason without prior notice, including, in particular, if the fund reasonably believes that the trading activity would be disruptive to the fund.

9.  CONFLICTS OF INTEREST

     Every access person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve a fund or portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any fund or portfolio. The Firm's Chief Compliance Officer shall notify the Compliance Officer of a fund of any personal conflict of interest relationship which may involve the fund. Such notification shall occur in the preclearance process.

D. REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS AND SANCTIONS

     The Chief Compliance Officer of the Firm shall promptly report to the Board of Directors of the Firm potential violations of this Code of Ethics and the reporting requirements hereunder. The Board of Directors of the Firm, and outside counsel, if deemed appropriates, shall consider reports made to it and shall determine whether or not there has been a violation of the Firm's Code of Ethics and what sanctions, if any, should be imposed, including, among other things, a letter of censure or suspension, fines, or termination of the employment of the violator.

     Should any violations affect any Firm managed funds, such funds' Chief Compliance Officer will be notified immediately of the Firm's Board of Directors decision that such a violation occurred.

E. ANNUAL REPORTING TO THE BOARD OF DIRECTORS

     The Chief Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Directors of the Firm and the funds. Such annual report shall:

     (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b)  identify any violations during the past year;

     (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (d) state that the Firm had adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

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F. RETENTION OF RECORDS

     The Firm shall maintain the following records as required under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act:

     (a) a copy of any Code of Ethics in effect within the most recent five years;

     (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the Chief Compliance Officer of the Firm;

     (c) a copy of each report made by an access person hereunder and submitted to the Firm's Chief Compliance Officer for a period of five years from the end of the fiscal year in which it was made;

     (d) each memorandum made by the Chief Compliance Officer of the Firm hereunder for a period of five years from the end of the fiscal year in which it was made;

     (e) a record of any violation under the Code of Ethics and any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurred; and

     (f) a copy of every report provided to the Firm's Board of Directors or a fund's Compliance Officer which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

G. DEFINITIONS

     1. "ACCESS PERSON" means any director, officer, general partner or advisory representative of the Firm. As the nature and philosophy of the Firm tends to expose a large range of employees to client information, all employees are treated as access persons and, likewise, are subject to the preclearance and/or reporting requirements outlined in the Code of Ethics.

     2. "ADVISORY REPRESENTATIVE" means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Firm, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Firm who obtains information concerning recommendations made concerning a purchase or sale of a security. This definition includes but is not limited to the following: partner, officer, director, investment person, portfolio manager and any other employee of the Firm designated as an "advisory representative" from time to time by the Chief Compliance Officer.

     3. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person; (b) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

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     4.   "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

     5. "CHIEF COMPLIANCE OFFICER" refers to the individual appointed by the Management Committee and approved by the Firm's Board of Directors to oversee its Code of Ethics.

     6. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a control person.

     7. "DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person would have a beneficial ownership interest with the exception of obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, none of which are funds advised or subadvised by the Firm or its affiliates

     8. "DISCLOSABLE HOLDING" refers to security holdings to which an access person would have a beneficial ownership custodied at a bank or broker/dealer.

     9. "FIRM" means the investment adviser registered with the SEC under the Advisers Act, subject to this Code of Ethics.

     10. "FIRM MANAGED FUND" means any investment vehicle registered under the Investment Company Act which the Firm acts as manager, adviser or subadviser.

     11. "MANAGEMENT COMPANY" refers to investment advisers that are subsidiaries of or organizations otherwise affiliated with Old Mutual
          (US) Holdings Inc.

     12. "NON-INTERESTED DIRECTOR" means a director or trustee who is not an interested person as defined in the Investment Company Act.

     13. "INTERESTED PERSON" of another person, when used with respect to a fund, means (i) any affiliated person of the fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the fund; (iii) any interested person of any investment adviser of or principal underwriter for the fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the fund has acted as legal counsel for the fund; (v) any broker or dealer registered under the 1934 Act or any affiliated person of such a broker or dealer; or (vi) any natural person whom the SEC by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the fund, a material business or professional relationship with the fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, PROVIDED, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

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     14.  "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act'), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     15.  "INVESTMENT PERSONNEL" means (a) any portfolio manager of the Firm;
          (b) any employee of the Firm (or of any company in a control relationship to a fund or the Firm) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm, including securities analysts and traders; or (c) any person who controls a fund or the Firm and who obtains information concerning recommendations made to any fund or portfolio regarding the purchase or sale of securities by the fund or portfolio.

     16. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

     17. "MAINTENANCE TRADES" refer to any trades affected by portfolio managers for specific accounts including those in "wrap" accounts. Maintenance trades typically occur to get portfolios in line with guidelines, raise cash for specific purposes, etc. These are not to be confused with block trades which effect large numbers of accounts at one time.

     18. "NON-RESIDENT DIRECTOR" means any director of the Firm who (a) is not an officer, employee or shareholder of an investment adviser, (b) does not maintain a business address at the adviser, (c) does not, in the ordinary course of his or her business, receive or have access to current information regarding the purchase or sale of securities by the investment adviser, information regarding recommendations concerning the purchase or sale of securities by the investment adviser or information regarding securities being considered for purchase or sale by the investment adviser.

     19.  "PERSON" means a natural person or a company.

     20. "PORTFOLIO" means any account, trust or other investment vehicle (except "fund") over which the Firm has investment management discretion.

     21. "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the portfolios or Firm managed funds.

     22. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.

     23. "RESTRICTED LIST" is an actively monitored list of securities being considered for purchase or sale by any of the large cap, small cap, mid-cap, and/or international portfolios or funds.

     24. "REVIEW OFFICER" means the Chief Compliance Officer or his/her designee.

     25. "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the Investment Company Act. Further, for purposes of this Code of Ethics, "security" shall include any Firm managed fund (other than a money market fund) and commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

          "SECURITY" means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Advisers Act. The term "security" is very broad and includes items you might not ordinarily think of as "securities," including:

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          o    Options on securities, on indexes and on currencies;

          o    All kinds of limited partnerships;

          o    Foreign unit trusts and foreign mutual funds; and

          o    Private investment funds, hedge funds, and investment clubs.

     "SECURITY" specifically does not include:

          o Direct obligations of the U.S. Government (e.g., Treasury securities);

          o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements;

          o Shares issued by money market funds (domiciled inside or outside the United States);

          o Shares of open and closed-end mutual funds that are not Firm managed funds; and

          o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or subadvised by the Firm or its affiliates, where applicable.

          o Any question as to whether a particular investment constitutes a "security" should be referred to the Chief Compliance Officer.

     "SUPERVISED PERSON" means:

          o Any director, excluding non-resident directors, or officer of the Firm (or other person occupying a similar status or performing a similar function);

          o    Any other employee of the Firm;

          o Any other person who provides advice on behalf of the Firm and is subject to the Firm's supervision and control; and

          o Any temporary worker, consultant, independent contractor, certain employees of affiliates of the Firm or any particular person designated by the Chief Compliance Officer.

Amended January 2005

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                                                                       EXHIBIT A

                                 CODE OF ETHICS

                         INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Thompson, Siegel & Walmsley, Inc. (the "Firm"); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an access person of the Firm.

2. I do not serve on the Board of Directors of any publicly traded company unless listed. Yes [ ] Company:
                                     ------------------------------

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a fund or portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or a fund or portfolio.

4. As of the date below I had a direct or indirect beneficial ownership in the attached securities. Unless custodied by a bank, broker or dealer you do not need to report holdings in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open-end investment companies, EXCEPT FIRM MANAGED FUNDS OR FUNDS MANAGED BY ANY affiliate. Please check this box if an addendum is attached listing additional securities [ ]

5. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit.

 ==================== ================= ================== =================  ===================
   BROKER, DEALER OR BANK
   THROUGH WHOM EFFECTED    BENEFICIAL OWNER OF ACCOUNT    ACCOUNT NUMBER     DATE ACCOUNT OPENED
 ========================   ===========================    ================== ===================

 ========================   ===========================    ================== ===================

 ========================   ===========================    ================== ===================

 ========================   ===========================    ================== ===================

 ========================   ===========================    ================== ===================

Directors who are not "interested persons" of the Fund are required to completed this form but are not required to make a report of personal securities holdings.

Signature:                                 Signature:

      Access Person                              Review Officer

Name:                                      Name: Kathleen M. Munson

Date:                                      Date:
    No later than 10 days after employment)


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                                                                       EXHIBIT B

                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

 1. I hereby acknowledge that I have read and understand the Code of Ethics (the "Code") for Thompson, Siegel & Walmsley, Inc. (the "Firm") and recognize that I am subject thereto in the capacity of an access person of the Firm.

 2. I hereby certify that, during the year ended December 31, ________ I have not received any gift or other thing valued at more than $500 (de minimus amount) in relation to the Firm's business unless otherwise indicated on an attached sheet.

3. I do not serve on the Board of Directors of any publicly traded company unless listed. Yes [ ] Company: ____________________________________

4. I hereby certify that, during the year ended December 31, _________ I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

 5. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio or a fund to any employee of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

 6. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the fund, such as any economic relationship between my transactions and securities held or to be acquired by the fund or any of its portfolios.

 7. As of December 31, _________, I had a direct or indirect beneficial ownership in the securities attached. Unless they are custodied by a bank, broker or dealer you do not need to report holdings in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or sub advised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, EXCEPT FIRM MANAGED FUNDS OR FUNDS MANAGED BY ANY AFFILIATE. Please check this box if an addendum is attached listing additional securities [ ]

 8. As of the date below I maintain accounts with banks, brokers or dealers listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

=============================================================================================================
     BROKER, DEALER OR BANK         BENEFICIAL OWNER OF ACCOUNT      ACCOUNT NUMBER      DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================

              Signature:                                                         Signature:
                            Access Person                                               Chief Compliance Officer

               Name:                                                             Name:
                                                                                         A. Gordon Goodykoontz

               Date:                                                             Date:

                          (No later than 30 days after year-end)

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                                                                       EXHIBIT C
                                                                        PAGE 1/2

                                 CODE OF ETHICS

   SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED ____________

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics (if none were transacted, write "none"). You do not need to report transactions in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on a broad-based securities index, unit investment trusts, that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, EXCEPT FIRM MANAGED FUNDS AND FUNDS MANAGED BY ANY AFFILIATE.

PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL
SECURITIES ( )

==================================================================================================================================
       SECURITY
(include interest rate and                                                                  NATURE OF
    maturity date, if        DATE OF    # OF                                               TRANSACTION       BROKER, DEALER OR BANK
       applicable)            TRADE    SHARES   PRICE PER SHARE    PRINCIPAL AMOUNT  (Purchase, Sale, Other)  THROUGH WHOM EFFECTED
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control.

          Signature:                                       Signature:
                       Access Person                                 Review Officer

          Name:                                            Name:     Kathleen M. Munson

          Date:                                            Date:
                (No later than 30 days after quarter end)

                       Thompson, Siegel & Walmsley, Inc.
                               Investment Counsel
--------------------------------------------------------------------------------
                                                                       EXHIBIT C
                                                                        PAGE 2/2

SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:__________________

During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL [ ]

==================================================================================================
    BROKER, DEALER OR
BANKTHROUGH WHOM EFFECTED   BENEFICIAL OWNER OF ACCOUNT    ACCOUNT NUMBER      DATE ACCOUNT OPENED
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

===================================================================================================


Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a fund or a portfolio, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a fund or a portfolio.

I do not serve on the Board of Directors of any publicly traded company unless listed. Yes [ ] Company:_______________________________________________

          Signature:                                       Signature:
                       Access Person                                 Review Officer

          Name:                                            Name:     Kathleen M. Munson

          Date:                                            Date:
                (No later than 30 days after quarter end)

                       Thompson, Siegel & Walmsley, Inc.
                               Investment Counsel
--------------------------------------------------------------------------------
                                 CODE OF ETHICS                        EXHIBIT D

          SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING

               FOR THE SIXTY DAY PERIOD FROM _____________________

During the 60 calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. You do not need to report transactions in obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, money market fund shares, commercial paper, index funds or other exchange traded funds that are based on abroad-based securities index, unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or subadvised by the Firm or its affiliates, where applicable, high quality short-term debt instruments and registered open and closed-end investment companies, except Firm managed funds.

====================================================================================================================================
  Security   Date of Transaction (or   # of Shares   Dollar Amount      Name of Transaction      Price (or     Broker/Dealer or Bank
              Proposed Transaction)                  Of Transaction   (Purchase, Sale, Other)  Proposed Price)      Through Whom
                                                                                                                       Effected
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

This report (I) excludes transactions with respect to which I had no direct or indirect influence or control.

With respect to the portfolio or fund that serves as the basis for my "investment personnel" status with the fund (the "Portfolio"), and transactions in the securities set forth in the table above, I hereby certify that:

 (a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the portfolio or fund, such as front running transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the portfolio and/or fund;

 (b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the portfolio and/or fund, or (ii) being purchased or sold by the portfolio, and/or fund; and

 (c)  such transactions are in compliance with the Code of Ethics of the Firm.

                    Signature:                               Date:

                                Investment Professional

                    Name:

In accordance with the provisions of Section A3 of the Code of Ethics of the Firm the transaction proposed to be effected as set forth in this report is:
Authorized: [ ] Unauthorized: [ ]

                    Signature:                              Date:

                                  Review Officer

                    Name:         Kathleen M. Munson

                       Thompson, Siegel & Walmsley, Inc.
                               Investment Counsel
--------------------------------------------------------------------------------

________________________________

                                 CODE OF ETHICS                        EXHIBIT E
               PERSONAL SECURITIES TRANSACTIONS PRECLEARANCE FORM
                        (SEE SECTION C1, CODE OF ETHICS)

I hereby request preclearance of the securities listed below. YOU DO NOT NEED TO PRECLEAR TRANSACTIONS IN OBLIGATIONS OF THE US. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, MONEY MARKET FUND SHARES, COMMERCIAL PAPER, INDEX FUNDS OR OTHER EXCHANGE TRADED FUNDS THAT ARE BASED ON A BROAD-BASED SECURITIES INDEX, UNIT INVESTMENT TRUSTS, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES, EXCEPT FIRM MANAGED FUNDS.

====================================================================================================================================
        SECURITY                                                                      NATURE OF          BROKER/       AUTHORIZED BY
(include interest rate                                                               TRANSACTION       DEALER OR        COMPLIANCE
and maturity date, if                               PRICE PER SHARE     PRINCIPAL  (Purchase, Sale,    BANK THROUGH       OFFICER
      applicable)       MARKET CAP   # OF SHARES  (or proposed price)    AMOUNT        Other)         WHOM EFFECTED     YES     NO
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Is any proposed transaction described above within sixty (60) days of a in the same or equivalent security? Yes: [ ] No: [ ]

If yes, the access person must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for pre-approval.

Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement? Yes: [ ] No: [ ]

If yes, the Compliance Officer should prepare a memorandum describing the reasons for pre-approving the transaction pursuant to Section A3 of the Code of Ethics.

This represents an initial transaction in a security or Firm managed fund. All dividends and capital gains reinvested and/or an automatic investment or withdrawal programs are excluded from future preclearance procedures for these types of purchases of this fund. Yes: [ ] No: [ ]

            Signature:                              Signature:

                        Access Person                           Review Officer

            Name:

            Signature:                              Name:  Kathleen M. Munson

            Date:                                   Date:

 * THIS PRECLEARANCE WILL EXPIRE AT THE CLOSE OF BUSINESS ON THE TRADING DAY PRECLEARANCE WAS APPROVED. THE ACCESS PERSON IS REQUIRED TO OBTAIN ADDITIONAL PRECLEARANCE IF THE TRADE IS NOT COMPLETED BEFORE THE AUTHORITY EXPIRES.